EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporations by reference in the Registration Statements on Form S-8 (Nos. 33-3797, 2-81624, 33-50408, 33-50414, 33-50416,
33-68602 and 333-01023) of Oakwood Homes Corporation of our report dated November 4, 1996 appearing on page 35 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.




PRICE WATERHOUSE LLP

Winston-Salem, North Carolina
December 23, 1996


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